UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered

Common Stock	RCRT	NASDAQ Capital Market

Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Agreement to Amend Recruiter.com Group, Inc.’s Novo Group Asset Purchase

Original Asset Purchase Agreement

Effective August 27, 2021, Recruiter.com Group, Inc. (the “Company”, “we”, or “our”) entered into and closed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Novo Group, Inc. (“Novo Group”), and certain individuals named therein. Novo Group operated a recruitment services company for employers, providing talent, acquisition and other hiring solutions.

We purchased substantially all of the assets of Novo Group (the “Novo Purchased Assets”). The Novo Purchased Assets include, among other assumed assets, certain contracts with Novo Group’s clients, permits owned, held and used by Novo Group, intellectual property as well as tangible assets, and all of Novo Group’s accounts receivable (the “Novo Purchase”).

The amount due at closing was approximately $7,117,425 (the “Base Purchase Price”), consisting of the following consideration: (i) $1,337,500 in cash, (ii) a $3,000,000 promissory note with an interest rate of 6%, that matures on February 1, 2024 (the “Note”), (iii) working capital adjustments in the amount of approximately $217,045, which was paid as of September 30, 2021, and (iv) 508,711 restricted shares of our Common Stock, valued at $2,019,583 (based on the acquisition date share price), of which 127,178 of our restricted shares of our common stock (“Common Stock”) were placed in escrow to account for post-closing adjustments in respect to Novo Group’s revenue from the closing date to the end of the 2021 calendar year, as well as to partially secure the indemnification obligations of Novo Group’s former owners.

In addition to the Base Purchase Price, there was an earn-out that is tied to revenue of Novo Group from sales of its products and services over eight calendar quarters (the “Earn-Out Period”), with such Earn-Out Periods beginning on January 1, 2022 and ending on December 31, 2023. The Earn-Out Amount payable, if any, would equal 5% of Novo Group’s revenue (“Earn-Out Amount”) for each applicable Earn-Out Period.

Agreement to Amend the Asset Purchase Agreement

On April 1, 2022, Novo Group, the Company, and Michael Harris in his capacity as seller’s representative, entered into a Novo Adjusted Agreement (the “Agreement”) that had the effect of amending the Asset Purchase Agreement and the Note. A legend was affixed to the Note stating that the Note was subject to the terms of the Agreement.

Under the Asset Purchase Agreement, we owed an original principal amount to Novo Group of $3,000,000. Under the terms of the Agreement, the original principal amount due to Novo Group was reduced by $600,000 from $3,000,000 to $2,400,000.

Pursuant to the Agreement, the post-closing working capital adjustment amount of $52,117 due from the Company was forgiven and no additional amount is or will become due from the Company as final excess with respect to the final closing working capital.

Pursuant to the Agreement, the Earn-Out provision of the Asset Purchase Agreement is of no further force and effect, and consequently no further Earn-Out Payment would be earned by Novo Group or paid by the Company.

The parties further agreed to an updated amortization schedule attached to the Agreement. The Note will be paid monthly through November 30, 2023 in accordance with the updated amortization schedule attached to the Agreement. If the Company pays a separate lump sum pre-payment of $1,250,000 or more (“Pre-Payment”) on or before June 1, 2022, Novo Group will, if requested by the Company, allow the Company to subordinate the indebtedness under the Note to that of a senior lender so long as the Company continues monthly payments on the remaining note balance (including interest), in amounts no less than the amounts set forth in the amortization schedule. 76,277 escrow shares were released to Novo Group upon execution of the Agreement.

The release of remaining escrow shares to the Company is tied to the timing of the Pre-Payment. If the Company makes the Pre-Payment on or before June 1, 2022, 25,000 escrow shares will be released to the Company and cancelled. If the full balance is paid off on or before August 1, 2022, 25,901 escrow shares will be released to the Company and cancelled.

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Conversely, if the Company does not make the Pre-Payment on or before June 1, 2022, 25,000 escrow shares will be released to Novo Group. If the full balance is not paid on or before the August 1, 2022 payoff date, 25,901 escrow shares will be released to Novo Group. In addition, if the Company does not pay off the Note on or before December 31, 2022, the Company shall issue 25,000 shares of Common Stock to Novo Group.

As a component of the Agreement, the parties executed a mutual release of claims against each other related to the termination of employment by certain former Novo Group employees, provided, however, the Company reserved its rights to make claims under provisions of the Asset Purchase Agreement identified in the Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Agreement and the legended Note, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 4.1, respectively, and the terms of which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K with regard to Note, as amended, is incorporated herein by reference.

The foregoing is only a summary description of the Note and it does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Agreement and the full text of the document, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
4.1	Legended Promissory Note, originally dated August 27, 2021, by the Company in favor of Novo Group.
10.1*	Novo Adjusted Agreement, dated April 1, 2022, by and among the Company, Novo Group, Inc., and Michael Harris.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2022

Recruiter.com Group, Inc.

/s/ Evan Sohn
Evan Sohn
Chief Executive Officer

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